Exhibit 4.02

AMYRIS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of June 21, 2010, by and among Amyris, Inc., a Delaware corporation (the “Company”), and the holders of Series A Preferred Stock listed on Exhibit A attached hereto (the “Series A Preferred Stock”), the Series B Preferred Stock listed on Exhibit B attached hereto (the “Series B Preferred Stock”), the Series B-1 Preferred Stock listed on Exhibit C attached hereto (the “Series B-1 Preferred Stock”), the Series C Preferred Stock listed on Exhibit D attached hereto (the “Series C Preferred Stock”), the Series C-1 Preferred Stock listed on Exhibit E attached hereto (the “Series C-1 Preferred Stock”, the Series D Preferred Stock listed on Exhibit F attached hereto (the “Series D Preferred Stock”, and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock, the “Preferred Stock”) (each, an “Investor” and collectively, the “Investors”) and the individuals listed on Exhibit G hereto (each, a “Common Holder” and, together, the “Common Holders”).

RECITALS

WHEREAS, the Company and certain of the Investors are parties to that certain Amended and Restated Investors’ Rights Agreement made and entered into as of March 12, 2010 (the “Previous Agreement”);

WHEREAS, the Investor listed on Exhibit F attached hereto and the Company have entered into a Series D Preferred Stock Purchase Agreement dated as of June 21, 2010 (the “Series D Agreement”), pursuant to which such Investor is purchasing from the Company shares of its Series D Preferred Stock;

WHEREAS, in order to induce the Company to enter into the Series D Agreement and to induce the Investor listed on Exhibit F attached hereto to purchase shares of Series D Preferred Stock pursuant to the Series D Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein; and

WHEREAS, this Agreement has been signed and delivered by the Company and by the requisite holders as set forth in Section 3.7 of the Previous Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.        Registration Rights. The Company covenants and agrees as follows:

1.1      Definitions. For purposes of this Section 1:

(a)        The term “Act” means the Securities Act of 1933, as amended.

(b)        The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)        The term “Holder” means any Investor having purchased more than 5% of the Preferred Stock sold by the Company and, except with respect to Sections 1.2, 1.12, 1.13 and Section 2 hereof, the Common Holders owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

(d)        The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(e)        The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f)        The term “Registrable Securities” means: (i) any Common Stock issued or issuable upon conversion of the Preferred Stock of the Company, (ii) other than with respect to Sections 1.2, 1.12, 1.13 and Section 2 hereof, any Common Stock of the Company held by the Common Holders, (iii) the Common Shares, as defined in that certain Stock Transfer Agreement, dated December 24, 2009, by and among the Company, certain holders of the Company’s Preferred Stock and certain holders of the Company’s Common Stock, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the securities set forth in subsection (i), (ii) or (iii) hereof, excluding, however, any Registrable Securities which (A) have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, (B) which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned, (C) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis) or (D) held by a Holder (together with its affiliates) if the Company has completed its IPO and all shares of Common Stock of the Company issuable or issued upon conversion of the shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during a ninety (90) day period.

(g)        The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock that are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

(h)        The term “SEC” shall mean the Securities and Exchange Commission.

1.2    Request for Registration.

(a)        If the Company shall receive at any time after the earlier of

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(i) three (3) years after the date hereof and (ii) one-hundred eighty (180) days after the effective date of the first registration statement for an underwritten public offering of the Company’s Common Stock, a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company use its commercially reasonable efforts to file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Preferred Stock of the Company having an aggregate offering price to the public of not less than $5,000,000 (net of any underwriters’ discounts or commissions), then the Company shall:

(i)        within thirty (30) days of the receipt thereof, give written notice of such request to all Holders; and

(ii)        use its commercially reasonable efforts to effect, as soon as practicable, but no later than ninety (90) days except in connection with the Company’s first registered public offering of its Securities, the registration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 1.2(b).

(b)        If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (including Registrable Securities), then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all securities other than Registrable Securities are first entirely excluded from the underwriting.

(c)        Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good-faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer taking action with respect to such filing for a period not to exceed ninety (90) days after receipt

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of the request of the Initiating Holders, provided such right may not be exercised more than once in any twelve (12) month period.

(d)        In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)        After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii)        During the period starting with the date ninety (90) days prior to the Company’s good-faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of the first registration statement for an underwritten public offering of the Company’s Common Stock (the “IPO”); provided that the Company delivers notice to the Initiating Holders within thirty (30) days of any such registration request and the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iii)        If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

1.3      Company Registration. If (but without any obligation to do so) the Company proposes to register for its own account, or the account of others, any of its capital stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered or an SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

1.4      Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of

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the Registrable Securities registered thereunder, keep such registration statement effective for a period that is the shorter of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b)        Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c)        Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)        Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, except as may be required by the Act.

(e)        In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)        Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company will use its best efforts to amend or supplement such prospectus to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or

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necessary to make the statements therein not misleading in light of the circumstances then existing.

(g)        Cause all such Registrable Securities registered hereunder to be listed on a national exchange or trading system and each securities exchange on which similar securities issued by the Company are then listed.

(h)        Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)        Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(j)        Furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

1.5      Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.6      Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, and fees and expenses of counsel to the Company and one (1) counsel to the Holders (such expenses of counsel to the Holders shall not exceed $25,000) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 (in which event such right shall be forfeited by all

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Holders); provided, further, however, that if at the time of such withdrawal, the Holders have learned of material adverse information or a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request based upon such information with reasonable promptness following disclosure by the Company of such material adverse information or material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

1.7      Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, and fees and expenses of counsel to the Company and one (1) counsel to the Holders (such expenses of counsel to the Holders shall not exceed $25,000), but excluding underwriting discounts and commissions relating to Registrable Securities.

1.8      Underwriting Requirements. If a registration statement for which the Company gives notice pursuant to Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any Holder’s Registrable Securities to be included in a registration pursuant to Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated first, to the Company, second, to each of the Holders (other than any Holder who is also a Common Holder) requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based upon the total number of Registrable Securities then held by each such Holder, third, to each Holder who is also a Common Holder requesting inclusion of his Registrable Securities in such registration statement on a pro rata basis based upon the total number of Registrable Securities then held by each Holder who is also a Common Holder, and fourth, to any other securityholder; provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above in this Section 1.8 shall be restricted so that: (i) the number of Registrable Securities then held by the Investors included in any such registration is not reduced below twenty-five percent (25%) of all the shares included in the registration, except for a registration relating to the Company’s initial public offering of its Common Stock, from which all Registrable Securities may be excluded and (ii) all shares held by securityholders that are not Registrable Securities shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless holders of two-thirds (2/3) of the Registrable Securities then outstanding approve the inclusion of such shares held by securityholders that are not Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written

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notice to the Company and the underwriter, delivered at least twenty (20) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners, stockholders and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

1.9      Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)        To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, the partners, members, officers and directors of such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, the partners, members, officers and directors of such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply (i) to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, the partners, members, officers and directors of such Holder, underwriter or controlling person, (ii) if such untrue statement (or alleged untrue statement) or omission (or alleged omission) was contained in a preliminary prospectus and corrected in a final or amended prospectus or supplement thereto, copies of which were delivered to such Holder on a timely basis, and such Holder failed to deliver a copy

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of the final or amended prospectus at or prior to the confirmation for the sale of the Registrable Securities to the persons asserting any such loss, claim, damage, or liability in any case where such delivery is required by the Securities Act, or (iii) to the extent that the loss, claim, damage or liability as to which indemnification is sought is in connection with an offer or sale made by such Holder in breach of the terms of this Agreement.

(b)        To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any partners, members, officers and directors of such Holder and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

(c)        Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the indemnifying party’s ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.10 to the extent of such prejudice, but the omission to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

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(d)        If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder, when taken together with any indemnification by such Holder pursuant to Section 1.10(b), exceed the net proceeds from the offering received by such Holder.

(e)        Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that to the extent the underwriting agreement does not address a matter addressed by this Agreement, the failure to address such matter shall not be deemed a conflict between the provisions of this Agreement and the underwriting agreement.

(f)        The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11    Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use all commercially reasonable efforts to:

(a)        make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)        take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

(c)        file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d)        furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied

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with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed under the 1934 Act by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.12    Form S-3 Registration. If the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)        promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)        use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than two million dollars ($2,000,000); (iii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good-faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period not to exceed ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.12 provided that such right may not be exercised more than once in any twelve (12) month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.12; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with registrations requested pursuant to this Section 1.12, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the fees and expenses of

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counsel to the Company and fees and expenses of counsel to the Holders, but excluding any underwriters’ discounts or commissions, associated with Registrable Securities, shall be borne pro rata by the participating Holders. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or Section 1.3.

The Company shall not be obligated to effect any registration pursuant to this Section 1.12 if the Company delivers to the Holders requesting registration under this Section 1.12 an opinion, in form and substance reasonably acceptable to such Holders, of counsel reasonably satisfactory to such Holders, that all Registrable Securities so requested to be registered may be sold or transferred pursuant to Rule 144 under the Act.

1.13    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.14 below; (c) the transfer involves a transfer of at least one percent (1%) of then outstanding shares of Registrable Securities (as adjusted for dividends, splits, recapitalizations and the like); provided, however, that transfers or assignments to partners, limited partners, retired partners, members, former members, stockholders, parents, children, spouses, trusts or affiliates of a Holder (and in addition to the foregoing, solely in the case of Total Gas & Power USA, SAS (“Total G&P”), transfers or assignments to any company affiliated or under common control with Total G&P) shall be without restriction as to the minimum number of shares to be transferred; and (d) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.14    “Market Stand-Off” Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act pertaining to the IPO, it shall not, to the extent requested by the Company or such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

(a)        such agreement shall be applicable only to the first such registration statement of the Company pertaining to the IPO;

(b)        all executive officers, directors and holders of one percent (1%) or more of the outstanding common stock (on an as converted to common stock basis) of the Company enter into similar agreements or arrangements;

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(c)        such agreement shall provide that any discretionary releases (other than discretionary financial hardship waivers not exceeding $25,000 for any holder) from the lock-up be allocated to holders of Registrable Securities on a pro rata basis; and

(d)        such market stand-off time period shall not exceed one hundred eighty (180) days; provided, however, that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 of thereof applies, then the restrictions imposed by this Section 1.14 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-4 or Form S-8 or similar forms that may be promulgated in the future, or to a registration relating solely to an SEC Rule 145 transaction.

1.15    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the IPO.

2.        Covenants of the Company.

2.1      Delivery of Financial Statements. The Company shall deliver to each Investor, for so long as such Investor holds (together with its affiliates) at least 5% of the Registrable Securities, 39,589 shares of Series B-1 Preferred Stock or 2,000,000 shares of Series D Preferred Stock (each as adjusted for dividends, splits, recapitalizations and the like with respect to such shares) (each, a “Significant Investor”):

(a)        as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal year of the Company, the Company’s annual operating plan, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, a statement of stockholder’s equity as of the end of such year and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with generally accepted accounting principles), and such financial statements will be accompanied by a report and opinion thereon by independent public accountants selected by the Company’s Board of Directors within one hundred twenty (120) days after the end of each fiscal year;

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(b)        as soon as practicable but in no event more than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement, balance sheet and statement of cash flows for and as of the end of each such quarter, such unaudited financial statements to be in reasonable detail; and

(c)        as soon as practicable after the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company as of the end of such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with generally accepted accounting principles.

2.2 Inspection Rights. The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied. The Company shall permit each Significant Investor, at such Significant Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all upon reasonable notice and at such reasonable times as may be requested by such Significant Investor; provided, however, that the Company shall not be obligated under this Section 2.2 to provide information that it deems in good faith to be a trade secret or similar confidential or proprietary information if it believes in good faith that such disclosure would be detrimental to the Company; provided, however, that the determination of the Company to withhold information pursuant to the prior clause with respect to Total G&P shall require the consent of at least 76% of the members of the Board of Directors of the Company (except the director designated by Total G&P shall not be included as a member of the Board of Directors for any such purpose) that such disclosure would be detrimental to the Company. The rights set forth in this Section 2.2 shall be exercised solely in furtherance of the proper interests of such Significant Investor as an investor in the Company, and any Significant Investor exercising its rights of inspection hereunder agrees to maintain the confidentiality of all financial and other confidential information of the Company disclosed to it. At the request of the Company, each Significant Investor shall, as a condition of the exercise of its rights of inspection thereunder, execute a confidentiality agreement with the Company in form and substance satisfactory to the Company.

2.3    Option/Common Stock Vesting.

(a)        Unless otherwise unanimously approved by the Board of Directors or as otherwise contemplated herein, the Company hereby covenants that all stock, stock equivalents and options issued after the date hereof to employees, directors, consultants and other service providers of the Company shall vest in accordance with the following vesting schedule: twenty (20%) of the shares to vest at the expiration of one (1) year from (i) the date of the grant if the grantee is then in the service of the Company or (ii) the date service commences if the grantee is not then in service of the Company, and the remaining eighty percent (80%) of the shares to vest in a series of forty-eight (48) successive and equal monthly installments thereafter upon the completion by the employee, director, consultant or service provider of each month of service to the Company. Unless otherwise unanimously approved by the Board of

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Directors, the Company’s repurchase option shall provide that upon termination of the service of the employee, director, consultant or other service provider, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws) retains the option to repurchase at cost any unvested shares held by such stockholder.

(b)        The shares of Common Stock held by Jay D. Keasling shall accelerate in full in the event there is a Change of Control of the Company (as defined in the applicable stock restriction agreement) followed by a termination of such person’s services to the Company without cause.

2.4      Right of First Offer. Subject to applicable securities laws and the terms and conditions specified in this Section 2.4, the Company hereby grants to each Significant Investor and to each Investor for so long as such Investor holds (together with its affiliates) at least 401,284 shares of Series C Preferred Stock and/or Series C-1 Preferred Stock (as adjusted for dividends, splits, recapitalizations and the like) (together with the Significant Investors, the “First Offer Rights Holders”) a right of first offer (the “Right of First Offer”) with respect to future sales by the Company of its Shares (as hereinafter defined). A First Offer Rights Holder shall be entitled to apportion the Right of First Offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class or series of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each First Offer Rights Holder in accordance with the following provisions:

(a)        The Company shall deliver a notice by certified mail (“Notice”) to the First Offer Rights Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b)        Within ten (10) business days after giving of the Notice, each First Offer Rights Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Registrable Securities then held, by such First Offer Rights Holder bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion and exercise of all then outstanding convertible and exercisable securities of the Company). The Company shall promptly, in writing, inform each First Offer Rights Holder that elects to purchase all the shares available to it (“Fully Exercising Investor”) of any other First Offer Rights Holder’s failure to do likewise. During the five (5) business day period commencing after such information is given, each Fully Exercising Investor shall be entitled to elect to purchase up to that portion of the Shares not subscribed for by the First Offer Rights Holders that is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Registrable Securities then held, by such Fully Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Registrable Securities then held, by all Fully Exercising Investors who wish to purchase some of the unsubscribed shares (the “Secondary Purchase Right”).

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(c)        If all Shares that First Offer Rights Holders are entitled to obtain pursuant to subsection 2.4(b) are not elected to be purchased as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not consummate the sale of the Shares within such period, or if such agreement is not consummated within forty-five (45) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the First Offer Rights Holders in accordance herewith.

(d)        The Right of First Offer in this Section 2.4 shall not be applicable to issuances of securities of the Company that are not “Additional Shares of Common Stock” (as defined in Article IV, Section B(4)(d)(i)(4) of the Company’s Restated Certificate of Incorporation, as such Restated Certificate of Incorporation may be amended from time to time (the “Restated Certificate”); provided that notwithstanding the foregoing clause, with respect solely to Total G&P, its Right of First Offer (but not its Secondary Purchase Right) shall be applicable to issuances of securities of the Company (i) that are pursuant to transactions involving research and development funding, technology licensing, joint ventures, strategic alliances and partnering arrangements as set forth in Article IV, Section B(4)(d)(i)(4)(C) of the Restated Certificate (for the sake of clarification, the Right of First Offer with respect to Total G&P set forth in this subclause (i) shall not be applicable to issuances of securities of the Company that are pursuant to transactions involving bank financings or lease arrangements as set forth in Article IV, Section B(4)(d)(i)(4)(C) of the Restated Certificate) or (ii) pursuant to Article IV, Section B(4)(d)(i)(4)(J) of the Restated Certificate (unless Total G&P consents to such issuance of securities of the Company pursuant to Article IV, Section B(4)(d)(i)(4)(J) of the Restated Certificate).

(e)        The Right of First Offer set forth in this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each First Offer Rights Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such First Offer Rights Holder and (ii) such right is assignable between and among any of the First Offer Rights Holders or between and among any such First Offer Rights Holder and any affiliated partnerships, venture capital funds or other entities of such First Offer Rights Holder.

2.5        Proprietary Information Agreements. The Company shall require each employee hired by the Company to execute a proprietary information and inventions agreement and each consultant or contractor engaged by the Company to execute a consulting agreement, each in a form as recommended by the Company’s legal counsel.

2.6        Assignment of Information and Inspection Rights. The information rights set forth in Section 2.1 and inspection rights in Section 2.2 may be assigned (but only with all related obligations) by a Significant Investor to a transferee or assignee of such securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member or stockholder of a Significant Investor that is a corporation, partnership or limited liability company or an entity affiliated by common control (or other related entity) with such

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Significant Investor or (b) is a Significant Investor’s family member or trust for the benefit of an individual Holder or (c) qualifies as a Significant Investor after such assignment or transfer.

2.7        Right of First Refusal. Any shares of Common Stock of the Company issued after the date hereof (other than shares of Common Stock issued upon conversion of Preferred Stock) shall be subject to a right of first refusal in favor of the Company upon transfer.

2.8        Assignment of Right of First Refusal. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Significant Investor. In the event of such assignment, each Significant Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Significant Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Significant Investor at the time of the proposed transfer and the denominator of which is the total number of Registrable Securities owned by all Significant Investors at the time of such proposed transfer.

2.9        Insurance. The Company shall continue to bind and maintain director & officer insurance with a carrier or carriers and on such terms and in such amount as is satisfactory to the Board, unless the Board determines that procuring such insurance would not be in the best interest of the Company and its stockholders.

2.10        Key Man Insurance. The Company will maintain a key-man life insurance policy on the life of John G. Melo with a carrier or carriers and on such terms and in such amount as is satisfactory to the Board, unless the Board determines that procuring such insurance would not be in the best interest of the Company and its stockholders.

2.11        Director Indemnification. The Company will use its best efforts to maintain indemnification agreements with directors that will indemnify board members to the broadest extent permitted by applicable law. In the event the Company merges with another entity and is not the surviving corporation, or transfers all of its assets, proper provisions shall be made so that successors of the Company assume the Company’s obligations with respect to the indemnification of directors.

2.12        Amended and Restated Right of First Refusal and Co-Sale Agreement. The Company shall use commercially reasonable efforts to cause all officers and holders of at least 5% of the Company’s Common Stock to become a party to the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the date hereof.

2.13        Amended and Restated Voting Agreement. The Company shall use commercially reasonable efforts to cause all officers and holders of at least 1% of the Company’s Common Stock to become a party to the Amended and Restated Voting Agreement, dated as of the date hereof.

2.14        Reservation of Common Stock. The Company will at all times reserve

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and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

2.15        Company Rights of First Refusal. As of the date hereof, there are not, and the Company shall not enter into (unless approved by at least 76% of the members of the Board of Directors of the Company), any rights of first refusal to repurchase shares of the Company’s Common Stock other than with service providers of the Company or its subsidiaries.

2.16        Termination of Covenants. The covenants set forth in Section 2 hereof shall terminate as to Investors and be of no further force or effect upon (i) the consummation of a firm commitment underwritten public offering of the Company’s securities pursuant to which all outstanding shares of Preferred Stock automatically convert into Common Stock, (ii) a Liquidation Event (as defined in the Restated Certificate of Incorporation) or (iii) with respect to Sections 2.1 and 2.2, when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or Section 15(d) of the 1934 Act, whichever event shall first occur.

3.        Miscellaneous.

3.1        Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2        Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without regard for conflicts of laws principles.

3.3        Counterparts. This Agreement may be executed in two or more counterparts, including counterparts transmitted by facsimile, other electronic transmission or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5        Notices. All notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

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3.6        Attorneys’ Fees. If any dispute among the parties to this Agreement results in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, that shall include, without limitation, all fees, costs and expenses of appeals.

3.7        Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, that any Registrable Securities that are held by the Common Holders shall only be taken into account for the purposes of the foregoing sentence in the event that an amendment or waiver of any term of this Agreement would materially and adversely affect the rights of the Common Holders hereunder; provided further, that any amendment of a provision relating to the termination, amendment or waiver of any rights of the Investors shall require a majority of the then-effected Investors. Notwithstanding the above, Sections 2.1, 2.2 and 2.4 may be amended and the observance of any terms in such sections may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority in interest of the First Offer Rights Holders based on the number of shares of Registrable Securities then held by the First Offer Rights Holders; provided, further, that for any amendment or waiver of any provision herein that would have a material, adverse and disproportionate effect on a series of Preferred Stock relative to any other series of Preferred Stock, consent of the holders of at least the majority of such series of Preferred Stock voting as a separate class shall be required. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company; provided, further, that the rights of Total G&P (or its permitted assignees pursuant to Section 2.4(c) above) as a First Offer Rights Holder pursuant to Section 2.4 (other than its Secondary Purchase Right) and this proviso shall not be amended or waived with respect to Total G&P without the written consent of Total G&P.

3.8        Severability. If any of the provisions of this Agreement should, for any reason, be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable in any respect, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

3.9        Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10        Entire Agreement. This Agreement and the Exhibits hereto, along with the Series D Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants or agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

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3.11        Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.12        Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed, as applicable, an “Investor” or a “Holder,” and a party hereunder.

3.13        Previous Agreement. The Previous Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon execution and delivery of this Agreement by the Company and by the requisite holders as set forth in Section 3.7 of the Previous Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Previous Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

AMYRIS, INC.

By:	/s/ John G. Melo
John G. Melo
Chief Executive Officer

Address:	5885 Hollis Street, Ste. 100
Emeryville, CA 94608

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

/s/ Jack D. Newman
Jack D. Newman

Address:

/s/ K. Kinkead Reiling
K. Kinkead Reiling

Address:

Jay D. Keasling

Address:

/s/ Neil Renninger
Neil Renninger

Address:

/s/ Neil Renninger
Neil Renninger, as Trustee of the Neil Renninger 2010 Qualified Annuity Trust

Address:

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDER:

/s/ John G. Melo
John G. Melo

Address:

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

AEI CLEANTECH INVESTMENTS I, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

AEI CLEANTECH INVESTMENTS II, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

ADVANCED EQUITIES AMYRIS INVESTMENTS I, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

ADVANCED EQUITIES AMYRIS INVESTMENTS II, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

ADVANCED EQUITIES AMYRIS INVESTMENTS III, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

ADVANCED EQUITIES AMYRIS INVESTMENTS IV, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

DAG Ventures III-QP, L.P.

By:	DAG Ventures Management III, LLC, its General Partner

By:	/s/ R. Thomas Goodrich

R. Thomas Goodrich, Managing Director

Address:	251 Lytton Ave., Suite 200
Palo Alto, CA 94301

DAG Ventures III, L.P.

By:	DAG Ventures Management III, LLC, its General Partner

By:	/s/ R. Thomas Goodrich

R. Thomas Goodrich, Managing Director

Address:	251 Lytton Ave., Suite 200
Palo Alto, CA 94301

DAG Ventures GP Fund III, LLC

By:	DAG Ventures Management III, LLC, its Managing Member

By:	/s/ R. Thomas Goodrich

R. Thomas Goodrich, Managing Director

Address:	251 Lytton Ave., Suite 200
Palo Alto, CA 94301

DAG Ventures I-N, LLC

By:	DAG Ventures Management, LLC, its Managing Member

By:	/s/ R. Thomas Goodrich

R. Thomas Goodrich, Managing Director

Address:	251 Lytton Ave., Suite 200
Palo Alto, CA 94301

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

KHOSLA VENTURES II, L.P.
By:	Khosla Ventures Associates II, LLC, its general partner

By:	/s/ Samir Kaul

Name:	Samir Kaul

Title:	Partner

Address:	3000 Sand Hill Road, Bldg. 3, Ste. 170
Menlo Park, CA 94025

KHOSLA VENTURES III, L.P.
By:	Khosla Ventures Associates III, LLC, its general partner

By:	/s/ Samir Kaul

Name:	Samir Kaul

Title:	Partner

Address:	3000 Sand Hill Road, Bldg. 3, Ste. 170
Menlo Park, CA 94025

TPG BIOTECHNOLOGY PARTNERS II, L.P.
By:	TPG Biotechnology Genpar II, L.P.
By:	TPG Biotech Advisors II, LLC

By:	/s/ Jeffery D. Ekberg

Name:	Jeffery D. Ekberg

Title:	Vice President

Address:	301 Commerce Street, Suite 3300
Fort Worth, Texas 76102

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ John Doerr

Name:	John Doerr

Title:	Partner

Address:	2750 Sand Hill Road
Menlo Park, CA 94025

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

LIT TELE, LLC

By:	/s/ Paulo Henrique de Oliveira Santos
Name:	Paulo Henrique de Oliveira Santos
Title:	Manager

By:	/s/ Naldilei Zumpano
Name:	Naldilei Zumpano
Title:	Manager

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

NAXYRIS S.A.

By:	/s/ Henri Reiter and /s/ Christoph Piel

Name:

Title:

Address:	40 Boulevard Joseph II L-1840 Luxembourg

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

TOTAL GAS & POWER USA, SAS

By:	/s/ Arnaud Chaperon

Name:	Arnaud Chaperon

Title:	Chairman

Address:	2 Place Jean Millier, 92078 Paris, La Defense, CEPEX, France

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Investors’ Rights Agreement as of the date set forth below.

Date:	INVESTOR:

[Please print exact name of Investor as it should appear on stock certificate.]

By:

Name:

Title:
[Please include title if Investor is an entity.]

Address:

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

EXHIBIT A

SCHEDULE OF SERIES A INVESTORS

SERIES A INVESTOR	NUMBER OF SHARES OF SERIES A STOCK

Khosla Ventures II, L.P.	3,449,861

KPCB Holdings, Inc., as nominee	3,449,861

TPG Biotechnology Partners II, L.P.	2,299,907

Total	9,199,629

EXHIBIT B

SCHEDULE OF SERIES B INVESTORS

SERIES B INVESTOR	NUMBER OF SHARES OF SERIES B STOCK

DAG Ventures III, L.P.	44,883

DAG Ventures III-QP, L.P.	477,134

DAG Ventures GP Fund III, LLC	491

DAG Ventures I-N, LLC	281,351

Khosla Ventures II, L.P.	150,723

KPCB Holdings, Inc., as nominee	150,723

TPG Biotechnology Partners II, L.P.	401,929

ES East Associates, LLC	9,859

BB Trust Dated 2/21/03 (Richard Rock, Trustee)	70,338

Crystalsesv Comércio E Representação Ltda.	40,193

Santelisa Vale Bioenergia S.A.	40,193

Total	1,667,817

EXHIBIT C

SCHEDULE OF SERIES B-1 INVESTORS

SERIES B-1 INVESTOR	NUMBER OF SHARES OF SERIES B-1 STOCK

AEI 2008 CleanTech Investments I, LLC	134,639

AEI 2008 CleanTech Investments II, LLC	180,127

Advanced Equities Amyris Investments I, LLC	226,465

Advanced Equities Amyris Investments II, LLC	661,403

Advanced Equities Amyris Investments III, LLC	32,258

Advanced Equities Amyris Investments IV, LLC	66,240

Ameri Private Equity IV, LLC	80,563

Aspire Business LTD	98,970

Christopher Lenzo	118,765

Counter Point Venture Fund II, LP	19,800

Erasmus Louisiana Growth Fund II, LP	39,589

Exccess Venture Fund I, LLC	79,178

Gaenger Family Living Trust of 1995	395

GB Sears Family Trust	3,365

HS Partners Holdings III, LP	158,353

Innovative Financial Private Equity Fund II, LLC	45,527

Invest Biotech, LLC	51,275

James A. Goddard	989

Lit Tele, LLC	395,883

Millenium Trust Company	39,589

Northport Investments, LLC	53,852

TCM2, LLC	39,589

Technology Ventures, LLC	39,588

The Barlow Family Trust	989

Third Amended and Restated Robbins Trust of 1986	4,159

Toronto Angel Group Amyris Holdings LP	43,991

Total	2,615,721

EXHIBIT D

SCHEDULE OF SERIES C INVESTORS

SERIES C INVESTOR	NUMBER OF SHARES OF SERIES C STOCK

Khosla Ventures III, L.P.	321,027

KPCB Holdings, Inc., as nominee	321,027

TPG Biotechnology Partners II, L.P.	321,027

Lit Tele, LLC	802,568

DAG Ventures II, L.P.	146,582

DAG Ventures III-QP, L.P.	13,788

DAG Ventures GP Fund III, LLC	144

DAG Ventures I-N, LLC	60,193

Grober Business Corp.	802,568

Naxyris SA (an affiliate of NAXOS Capital Partners)	561,797

Advanced Equities Amyris Investments I, LLC	22,685

Advanced Equities Amyris Investments II, LLC	65,672

Advanced Equities Amyris Investments III, LLC	2,184

Advanced Equities Amyris Investments IV, LLC	3,249

AEI 2008 CleanTech Investments I, LLC	5,003

AEI 2008 CleanTech Investments II, LLC	14,483

Third Amended and Restated Robbins Trust of 1986 (Richard K. Robbins, Trustee)	1,213

James A. Goddard	288

Invest Biotech, LLC	2,648

Kevin Kaster	1,271

Millenium Trust Company LLP Cust FBO WNA Private Equity Fund B - Amyris LLC	7,945

Northern Rivers Silicon Valley Access Fund LP	8,025

Michael P. Waldbillig and Louise A. Waldbillig Trust, dated September 16, 2008	1,324

Advanced Equities Amyris Investments I, LLC	10,139

Advanced Equities Amyris Investments II, LLC	30,724

EXHIBIT D

SCHEDULE OF SERIES C INVESTORS (cont.)

SERIES C INVESTOR	NUMBER OF SHARES OF SERIES C STOCK

Advanced Equities Amyris Investments III, LLC	312

Advanced Equities Amyris Investments IV, LLC	3,593

AEI 2008 CleanTech Investments I, LLC	2,644

AEI 2008 CleanTech Investments II, LLC	3,818

Northport Investments LLC	3,815

Innovative Financial Private Equity	19,662

Orgone Capital IV, LLC	61,810

HS Partners Holdings III, LP	80,256

Phyllis Gardner	264

Jeffrey and Andrea Tobias	1,002

BCP Investment, L.P.	128,410

Richard C. Blum Rollover IRA	240,770

Magoo 1, LLC	6,621

Advanced Equities Amyris Investments I, LLC	394

Advanced Equities Amyris Investments II, LLC	1,249

Advanced Equities Amyris Investments III, LLC	96

Advanced Equities Amyris Investments IV, LLC	104

AEI 2008 CleanTech Investments I, LLC	491

AEI 2008 CleanTech Investments II, LLC	812

Orgone Capital IV, LLC	12,199

Excess Venture Fund I, LLC	8,026

Westly Group	381,219

Northport Investments	21,207

Orgone Capital	81,274

Innovative Financial Private Equity	12,039

Advanced Equities Amyris Investments I, LLC	1,989

EXHIBIT D

SCHEDULE OF SERIES C INVESTORS (cont.)

SERIES C INVESTOR	NUMBER OF SHARES OF SERIES C STOCK

Advanced Equities Amyris Investments II, LLC	5,034

Khosla Ventures III, L.P.	98,661

KPCB Holdings, Inc., as nominee	98,660

TPG Biotechnology Partners II, L.P.	98,660

Total	4,902,665

EXHIBIT E

SCHEDULE OF SERIES C-1 INVESTORS

SERIES C-1 INVESTOR	NUMBER OF SHARES OF SERIES C-1 STOCK

Maxwell (Mauritius) Pte Ltd	2,724,766

Total	2,724,766

EXHIBIT F

SCHEDULE OF SERIES D INVESTORS

SERIES D INVESTOR	NUMBER OF SHARES OF SERIES D STOCK

Total Gas & Power USA, SAS	7,101,548

Total	7,101,548

EXHIBIT G

SCHEDULE OF COMMON HOLDERS

NAME OF KEY EMPLOYEE	NUMBER OF SHARES OF COMMON STOCK

Jack D. Newman	900,000

K. Kinkead Reiling	863,000

Jay D. Keasling	1,000,000

Neil Renninger (including the Neil Renninger 2010 Qualified Annuity Trust)	900,000

John G. Melo	1,502,983[1]

Total	5,165,983

1 These are all outstanding options to purchase Common Stock.